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                                                                     Exhibit 21



SUBSIDIARY*                       PLACE OF ORGANIZATION OR INCORPORATION
-----------                       --------------------------------------

OMG Americas, Inc.                               Ohio

Vasset, S.A.                                     France

OMG Europe, GmbH                                 Germany

OMG Asia Pacific Co., Ltd.                       Taiwan

OMG Kokkola Chemicals, Oy                        Finland

OMG Apex, Inc.                                   Delaware

D&O, Inc. (50%)                                  Japan

J&O, Inc. (50%)                                  Korea



__________________
* Percentage in parentheses indicates the Company's ownership if other than 100%.